                           SECOND AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT
                                       for
                                  E*TRADE FUNDS

     SECOND AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, effective as of August 19, 2003 by and between E*TRADE Asset Management, Inc. ("ETAM") and E*TRADE Funds ("Trust"), on behalf of each series or class of the Trust set forth in Schedule A-1 and A-2, as such Schedules may be amended from time to time (each series and class is hereinafter referred to as the "Fund" and "Class," respectively).

     WHEREAS, the Trust is a Delaware statutory trust organized under a Declaration of Trust ("Declaration of Trust"), and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management company of the series type, and each Fund is a series of the Trust;

     WHEREAS, the Trust and ETAM have entered into Investment Advisory Agreement on behalf of each Fund ("Advisory Agreement"), pursuant to which ETAM provides advisory services to each Fund for compensation based on the value of the average daily net assets of each Fund;

     WHEREAS, the Trust and ETAM have entered into a Fourth Amended and Restated Administrative Services Agreement on behalf of each Fund ("Administrative Agreement"), pursuant to which ETAM provides administrative services to each Fund for compensation based on the value of the average daily net assets of each Fund or Class as set forth in the Administrative Agreement;

     WHEREAS, the Trust, ETAM and E*TRADE Securities LLC have entered into an Amended and Restated Shareholder Services Agreement on behalf of each Fund listed on Schedule A-1 and a Shareholder Services Agreement on behalf of each Fund listed on Schedule A-2 (collectively, the "Shareholder Services Agreements"), pursuant to which ETAM and E*TRADE Securities LLC provide shareholder services to each Fund or Class for compensation based on the value of the average daily net assets of each Fund or Class as set forth in the Shareholder Services Agreements;

     WHEREAS, the Trust and ETAM have entered into an Amended and Restated Expense Limitation Agreement effective as of April 1, 2003, on behalf of each Fund listed on Schedule A-1 and an Expense Limitation Agreement of dated as of September 10, 2001, as amended on February 21, 2002, on behalf of each Fund listed on Schedule A-2 (collectively, the "Expense Limitation Agreements"), in order to maintain the expenses of each Fund or Class at a level below the level to which that Fund or Class would be subject during the period covering the duration of the Expense Limitation Agreements ("Transition Period") and in order to maintain each Fund's or Class' expense ratio at the Maximum Annual Operating Expense Limit (as hereinafter defined) specified for each Fund or Class in Schedule A-1 or Schedule A-2 thereto;

     WHEREAS, each party has determined that it is appropriate and in the best interests of each Fund or Class and its shareholders to amend and restate the Expense Limitation Agreements in their entirety in order to reflect, among other things, the consolidation of both agreements into a single agreement, a new termination date, the removal of the E*TRADE Premier Money Market Fund from Schedule A-1 hereto, and the addition of a Premier Class of shares to the E*TRADE Money Market Fund on Schedule A-2 hereto; and

     NOW THEREFORE, the parties hereto agree that the Expense Limitation Agreements are hereby amended and restated in their entirety as of the date hereof as follows:

I.   Expense Limitation.
     -------------------

     1.1. Applicable Expense Limit. To the extent that the aggregate expenses of every character incurred by each Fund or Class during the Transition Period, including but not limited to administrative services fees and advisory services fees of ETAM and fees and expenses of E*TRADE Securities under any Distribution Plan (but excluding interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary course of each Fund's business) ("Fund Operating Expenses"), exceed the Maximum Annual Operating Expense Limit, as defined in Section 1.2 below, such excess amount ("Excess Amount") shall be the liability of ETAM.

     1.2. Maximum Annual Operating Expense Limit. The Maximum Annual Operating Expense Limit with respect to each Fund or Class shall be the amount specified in Schedule A-1 or A-2 based on a percentage of the average daily net assets of each Fund or Class.

     1.3. Method of Computation. To determine ETAM's liability with respect to the Excess Amount, each month the Fund Operating Expenses for each Fund or Class shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month of any Fund or Class exceed the Maximum Annual Operating Expense Limit of that Fund or Class, ETAM shall first waive or reduce its advisory fees, administrative services fees and shareholder services fees for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Maximum Annual Operating Expense Limit. If the amount of the waived or reduced advisory fees, administrative services fees and shareholder services fees for any such month is insufficient to pay the Excess Amount, ETAM may also remit to the appropriate Fund or Funds or Class or Classes an amount that, together with the waived or reduced advisory fees, administrative services fees and shareholder services fees, is sufficient to pay such Excess Amount.

     1.4. Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the advisory fees, administrative services fees and shareholder services fees waived or reduced and other payments remitted by ETAM to each Fund or Funds or Class or Classes with respect to the previous fiscal year shall equal the Excess Amount.

II.  Reimbursement of Fee Waivers and Expense Reimbursements.
     --------------------------------------------------------

     2.1. Reimbursement. If during the Transition Period the Advisory Agreement, Administrative Agreement and Shareholder Servicing Agreement are still in effect and the

                                      - 2 -

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estimated aggregate Fund Operating Expenses of any Fund or Class for the fiscal year are less than the Maximum Annual Operating Expense Limit for that year, subject to quarterly approval by the Trust's Board of Trustees as provided in
Section 2.2 below, ETAM shall be entitled to reimbursement by that Fund or Class, in whole or in part as provided below, of the advisory fees, administrative services fees and shareholder services fees waived or reduced and other payments remitted by ETAM to the Fund or Class, pursuant to Section 1 hereof. The total amount of reimbursement to which ETAM may be entitled ("Reimbursement Amount") shall equal, at any time, the sum of all advisory fees, administrative services fees and shareholder services fees previously waived or reduced by ETAM and all other payments remitted by ETAM to the Fund or Class, pursuant to Section 1 hereof, during any of the previous three (3) fiscal years, less any reimbursement previously paid by the Fund to ETAM, pursuant to Sections
2.2 or 2.3 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

     2.2. Board Approval. No reimbursement shall be paid to ETAM with respect to any Fund or Class pursuant to this provision in any fiscal quarter, unless the Trust's Board of Trustees has determined that the payment of such reimbursement is in the best interests of that Fund or Class and its shareholders. The Trust's Board of Trustees shall determine quarterly in advance whether any reimbursement may be paid to ETAM with respect to any Fund or Class in such quarter.

     2.3. Method of Computation. To determine the amount of any payments by a Fund or Class, if any, to reimburse ETAM for the Reimbursement Amount, each month the Fund Operating Expenses of that Fund or Class shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses of the Fund or Class for any month are less than the Maximum Annual Operating Expense Limit of that Fund or Class, the Fund or Class, only with the prior approval of the Trust's Board of Trustees, shall pay to ETAM an amount sufficient to increase the annualized Fund Operating Expenses of that Fund or Class to an amount no greater than the Maximum Annual Operating Expense Limit of the Fund or Class, provided that such amount paid to ETAM will in no event exceed the total Reimbursement Amount.

     2.4. Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year of the Transition Period, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of each Fund or Class for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Maximum Annual Operating Expense Limit.

III. Term and Termination of Agreement.
     ----------------------------------

     This Agreement with respect to each Fund or Class shall continue in effect through August 31, 2004 and shall thereafter continue in effect with respect to each Fund or Class from year to year provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement ("Non-Interested Trustees"). Nevertheless, this Agreement may be terminated by either party hereto, without payment of any penalty, upon ninety (90) days' prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by resolution of a majority of the Non-Interested Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Fund or Class.

IV.  Miscellaneous.
     --------------

     4.1. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     4.2. Interpretation. Nothing herein contained shall be deemed to require the Trust or any Fund or Class to take any action contrary to the Trust's Trust Instrument or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or any Fund or Class.

     4.3. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the advisory services fee or administrative services fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement, Administrative Agreement, Shareholder Servicing Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement, Administrative Agreement, Shareholder Servicing Agreement or the 1940 Act.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                        E*TRADE FUNDS, on behalf of each Fund or Class listed on Schedule A-1 and Schedule A-2


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:
                                              ----------------------------------


                                        E*TRADE ASSET MANAGEMENT, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:
                                              ----------------------------------


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

                                  SCHEDULE A-1
                                     TO THE
                           SECOND AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT
                          ----------------------------

                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds or Classes of the Trust:

                                              Maximum Annual Operating Expense
                                             Limit (as a percentage of average
     Name of Fund or Class                           daily net assets)
     ------------------------------------    ----------------------------------
     E*TRADE California Money Market Fund

             Sweep Class                                                   0.95%

     E*TRADE Government Money Market Fund

             Sweep Class                                                   1.10%

     E*TRADE Money Market Fund

             Institutional Class                                           0.20%

             Premier Class*                                                0.45%

             Sweep Class                                                   1.10%

     E*TRADE Municipal Money Market Fund

             Premier Class                                                 0.45%

             Sweep Class                                                   1.05%

     E*TRADE New York Money Market Fund

             Sweep Class                                                   0.95%

* This Agreement shall become effective with respect to the Premier Class of shares of the E*TRADE Money Market Fund upon the consummation of the reorganization of the E*TRADE Premier Money Market Fund with and into the E*TRADE Money Market Fund, which is expected to occur before December 31, 2003.

                              AMENDED SCHEDULE A-2
                                     TO THE
                           SECOND AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT
                          ----------------------------

                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Fund(s) of the Trust:

                                              Maximum Annual Operating Expense
                                             Limit (as a percentage of average
Name of Fund                                        daily net assets)
-----------------------------------------    ----------------------------------
E*TRADE Asset Allocation Fund                                              0.50%

E*TRADE Bond Fund                                                          0.65%

E*TRADE International Index Fund                                           0.65%

E*TRADE Premier Money Market Fund*                                         0.45%

E*TRADE Russell 2000 Index Fund                                            0.65%

E*TRADE S&P 500 Index Fund                                                 0.40%

E*TRADE Technology Index Fund                                              0.85%

* The Premier Money Market Fund shall be removed from this Schedule A-2 upon the consummation of the reorganization of the E*TRADE Premier Money Market Fund with and into the E*TRADE Money Market Fund, which is expected to occur before December 31, 2003.